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                                                                    Exhibit 10.2

                                      BANK
                              EMPLOYMENT AGREEMENT

This agreement made and entered into this 11th day of December, 1997, between the FIRST NATIONAL BANK OF MANATEE, Bradenton, Florida (the "Bank") and
GLEN W. FAUSSET ("employee") which is effective as of January 1, 1998;

WHEREAS, the Bank is a national bank, regulated by the Office of the Comptroller of the Currency, insured by the Federal Deposit Insurance Corporation and located in Bradenton, Florida; and

WHEREAS, the Bank wants to employ the employee as President of the Bank under the terms of this Agreement which supersedes and supplants all prior agreements; and

WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship of the Bank and the employees.

NOW THEREFORE, it is agreed as follows:

II.   RELATIONSHIP ESTABLISHED AND DUTIES

      3. The bank hereby will employ the employee as President to hold the title of President and to perform such services and duties as the Board of Directors may, from time to time, designate during the term hereof. Subject to the terms and conditions hereof, employee will perform such duties and exercise such authority as are customarily performed and exercised by person hold such office, subject to the general direction of the Board of Directors of the Bank, exercised in good faith in accordance with standards of reasonable business judgment.

      4. Employee accepts such employment and shall devote his full time, attention, and efforts to the diligent performance of his duties herein specified and as an officer and director of the bank and will not accept employment with any other individual, corporation, partnership, governmental authority, or any other entity, or engage any other venture for profit which the Board of Directors of the Bank may consider to be in conflict with the Bank's best interest or to be in competition with the Bank's business, or which may interfere in any way with the employee's performance of his duties hereunder. Any exception to this must be made by notification and written approval of the Board of Directors.

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II.  TERMS OF EMPLOYMENT

6. The initial term of employment under this Agreement shall continue for three (3) years unless such is terminated pursuant to the terms hereof or by the first to occur of the conditions to be stated hereinafter. This Agreement will be automatically renewed each year for an additional three-year period unless either party gives written notice to the other to the contrary at least ninety (90) days prior to December 31st of any year in which this Agreement is in effect. The term previously stated, notwithstanding this Agreement, shall be terminated by the earlier to occur of any of the following:

                  d)    The death of the employee;

                  e) The permanent disability of employee. "Permanent disability" as used herein shall mean the inability of employee, due to illness, accident or other physical or mental incapacity to perform the services provided for here in for the period as provided in our bank group policy; provided, however, permanent disability shall not constitute a basis for discharge for cause; in addition, temporary disability shall not constitute a basis for termination of the Agreement;

                  f) The discharge of employee by the Bank for cause. "Cause" as used herein shall mean:

                        5) Such negligence or misconduct as shall constitute, as a matter of law, a breach of the covenants and obligations of employee hereunder;

                        6) Failure or refusal of employee to comply with the provisions of this Agreement;

                        7) Conviction of a crime involving moral turpitude or such other crime as shall, in the opinion of the Board, result in a lack of confidence in the honesty or moral character of employee;

                        8) Required by regulatory authority having jurisdiction over the bank.

7. The employee may, at the discretion of the Board of Directors of the Bank, cease to be employed as President at age 65, but may continue as a member of the Board of Directors even if he no longer holds that office until the mandatory age for retirement for directors then in effect.

8. Termination by the bank of employee's employment for cause shall constitute a tender by employee of his resignation as an officer and director of the bank.

9. In the event of termination for reasons other than death, disability or cause, the employee is entitled to the remaining compensation under this Agreement and severance pay equal to one month's pay for each year employed by the bank.

10. In the event the employment is terminated by death or disability in the latter half of a calendar year, employee shall be entitled to any bonus to which he would have been entitled had he been employed on the last day of the year.

III.  COMPENSATION

      For all services which employee may render to the bank during the term hereof, the Bank shall pay to employee, subject to such deductions as may be required by law:

      3. Base Salary. 1998 annual salary (but not less then the 1997 salary of $97,026), payable in equal bi-monthly installments and subject to such deductions as may be required by law, for the first twelve (12) months. Thereafter, annual increase reviews will be done during the month of December for a January 1 effective increase date during the term of this Agreement so that for the twelve (12) months beginning on each such anniversary date, the employee's salary increases will take effect. The Board has sole discretion as to the amount of the President's compensation, but not less than the prior calendar year's salary.

      4. Performance Bonuses. Each year a performance bonus will be awarded in accordance with the

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            bonus plan then in effect as adopted by the Board of Directors of the Bank.

IV.  OTHER BENEFITS

5. The employee shall be entitled to participate in any plan of the Bank relating to stock options, stock purchases, profit sharing, group life insurance, medical coverage, education, or other retirement or employee benefits that the Bank may adopt for the benefit of its employees.

6. The employee shall be eligible to participate in other benefits which may be or become applicable to the Bank's executive employees, and shall be furnished a car with all expenses of maintenance to cover all automobile use, a reasonable expense account (including club dues and membership fees), the payment of reasonable expenses for attending annual and periodic meetings of trade associations and any other benefits which are commensurate with the responsibilities and functions to be performed by the employee under this Agreement. The Bank also agrees to pay all reasonable expenses in connection with the attendance and participation at said trade association meetings by employee's spouse.

7. At such reasonable times as the Board of Directors shall in its discretion permit, the employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time provided that:

                  d) The employee shall be entitled to an annual vacation of four (4) weeks per year. The employee shall schedule at least two consecutive weeks of vacation each year.

                  e) The timing of the vacations shall be scheduled in a reasonable manner by the employee. The employee shall not be entitled to receive any additional compensation from the Bank on account of his failure to take a vacation; not shall he be entitled to accumulate unused vacation time from one calendar year to the next without permission of the Board of Directors.

                  f) In additional to the aforesaid paid vacation, the employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional period of time and for such valid and legitimate reasons as the Board of Directors in its discretion may determine. Further, the Board of Directors shall been entitled to grant to the employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board, in its discretion, may determine.

V.  CHANGE OF CONTROL

3. If during the term of this Agreement there is a change of control ("COC") of the bank, and the employee is terminated or resigns during the first 120 days following the COC, the employee shall immediately be entitled to an amount equal to three times his then existing salary. If after 120 days the employee is terminated, he shall immediately be entitled to the remaining compensation due under the Agreement including severance pay. Either amount due under this paragraph shall be in addition to any amounts otherwise owed to the employee pursuant to this Agreement. The term "control" shall refer to the acquisition of twenty-five (25%) or more of the voting securities of the Bank by any person or persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934 or to such acquisition of a percentage between ten percent (10%) and twenty-five percent (25%) if the Board of Directors of the Bank or the Comptroller of the Currency, the FDIC of the Federal Reserve Bank have made a determination that such acquisition constitutes or will constitute control of the Bank. The term "person" refers to an individual, corporation, bank, bank holding company or other entity.

4. The following items are automatically considered due and payable in the event that COC occurs:

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                  d)    Non-forfeitable deferred compensation shall be
                        distributed as directed by the employee.

                  e)    All performance bonus payments as described in Section
                        III.2 shall be declared accomplished and earned for the full year based upon performance up to date for the year in which the COC occurs.

                  f) In the event that the employee is a participant in a stock plan or share option plan and such plan is terminated involuntarily as a result of the COC, all stock and options shall be declared 100% vested and distributed.

VI.  POST TERMINATION COVENANTS

3. If during the term hereof employee shall be terminated for cause hereunder, then employee agrees that for six (6) months or if employee resigns from employment then for one (1) year, he will not be employed in the banking business or any related field thereto in Bradenton, Florida or Manatee County, Florida. Furthermore, following such termination, employee agrees that he will not, without the prior written consent of the Bank:

                        e)       Furnish anyone with the name of, or any list or
                            lists of, customers of the Bank or utilize such list or information himself for banking purposes; or

                        f)       Furnish, use or divulge to anyone any
                            information acquired by him from the Bank relating to the Bank's methods of doing business; or

                        g)       Contact directly or indirectly any customer of
                            the Bank for banking solicitation purposes, or

                        h)       Hire for any other Bank or employer (including
                            himself) any employee of the Bank or directly or indirectly cause such employee to leave his or her employment to work for another.

4. It is understood and agreed by the parties hereto that the provisions of this section are independent of each other and the invalidity of any such provision or portion thereof shall not affect the validity or enforceability of another provisions of this Agreement.

VII.  WAIVER OF PROVISIONS

                  Failure of any of the parties to insist, in one of more
            instances, on performance by the others in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted hereunder of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by or on behalf of all the parties.

VIII.  GOVERNING LAW

                  This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida. If for any reason any provision of this Agreement shall be held by a court of competent jurisdiction to be void or unenforceable, the same shall not affect the remaining provisions thereof.

IX.  MODIFICATION AND AMENDMENT

                  The agreement contains the sole and entire agreement among the parties hereto and supersedes all

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            prior discussions and agreements among the parties and any such prior agreements shall, from and after the date hereof, be null and void. This agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

X.  COUNTERPARTS AND HEADINGS

                  This agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The headings set out herein are for convenience of reference and shall not be deemed a part of this Agreement.

XI.  AGREEMENT NONASSIGNABLE

                  This agreement may not be assigned or transferred by any party hereto, in whole or in part, without the prior written consent of the other.

XII.  ATTORNEYS' FEES

                  In the event of litigation, the non-prevailing party shall pay the legal fees, expenses and costs incurred by the prevailing party through appeal.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the month, day and year first above written.

                                                FIRST NATIONAL BANK OF MANATEE

/s/ Darcy Lawn                             By: /s/ Francis I. duPont, III
----------------------------                   ------------------------------
Signature - Witness                            Its: Chairman & CEO
                                                    Representing the Full Board

                                               Dated: December 11, 1997

/s/ Darcy Lawn                                 /s/ Glen W. Fausset
----------------------------               ----------------------------------
Signature - Witness                            GLEN W. FAUSSET

                                               Dated: December 11, 1997

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                               FIRST AMENDMENT TO
                                      BANK
                              EMPLOYMENT AGREEMENT

      This First Amendment to Bank Employment Agreement made and entered into this 17th day of March, 1999, between the FIRST NATIONAL BANK OF MANATEE, Bradenton, Florida (the "Bank"), and GLEN FAUSSET ("Employee") which is effective as of January 1, 1999;

      WHEREAS, the Bank is now a wholly owned subsidiary of First National Bancshares, Inc. ("Holding Company");

      WHEREAS, the Bank and Employee entered into a Bank Employment Agreement on December 11, 1997, which Agreement was effective January 1, 1998 ("Agreement");

      WHEREAS, the Bank and Employee have agreed to amend the Agreement and Holding Company joins herein to acknowledge its obligations under paragraphs 2 and 3 below;

      NOW THEREFORE, the parties have agreed to amend the Agreement as follows:

      1. Any language contained in the Agreement to the contrary notwithstanding, Employee' employment by First National Bancshares, Inc. shall not be deemed a violation of the Agreement.

      2. Paragraphs 1 and 2 of Section IV of the Agreement entitles the Employee to certain benefits including participation in "any plan of the Bank relating to stock options, stock purchases, profit sharing, group life insurance, medical coverage, education or other retirement or employee benefits". Said paragraphs are hereby amended to state that the Employee is entitled to any such benefits from the Holding Company as well as the Bank.

      3. Section V of the Agreement is amended to include on the same basis a "change in control" of the Holding Company as well as control of the Bank and to provide that in the event of a "change of control" as defined in that paragraph, the Employee shall be entitled to the remedies and benefits provided.

      4. The Agreement is amended to recognize the fact that at the present time, the Bank has a "discretionary bonus" plan in effect, and further in the event of "change of control" as defined in said Agreement, occurs other than at the end of a year, such a bonus is declared earned for a full year based upon performance up to the date upon which any such change of control is accomplished and that such bonus shall in no event be less than the prior full year's bonus.

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      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Bank Employment Agreement as of the month, day and year first above written.

                                               FIRST NATIONAL BANK OF MANATEE

/s/ Maryellen Brennan                      By: /s/ Francis I. duPont, III
----------------------------                   ------------------------------
Signature - Witness                                 Francis I. duPont III
                                               Its: Chairman
                                                    Representing the Full Board

                                               Dated: March 17, 1999

/s/ Maryellen Brennan                          /s/ Glen W. Fausset
----------------------------                   -----------------------------
Signature - Witness                            GLEN W. FAUSSET, Employee

                                               Dated: March 17, 1999

                                     JOINDER

      FIRST NATIONAL BANCSHARES, INC., pursuant to authorization by its Board of Directors, joins in this Agreement to acknowledge its obligations to Employee under the provisions of Paragraphs 2 and 3 above and, to the extent necessary to the enforcement of these obligations, under the Agreement as well.

                                           FIRST NATIONAL BANCSHARES, INC.

                                           By: /s/ Francis I. duPont, III
                                               ------------------------------
                                               Francis I. duPont III
                                                Its: Chairman

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                        AMENDMENT TO EMPLOYMENT CONTRACT

            This amendment to the Employment Agreement by and between 1st National Bank & Trust (the "Bank") and Glen W. Fausset (the "Executive") dated March 17, 1999 (the "Employment Agreement") is made this 22nd day of December 2004.

            For good and valuable consideration, the sufficiency of which is acknowledged by the parties hereto, the Bank and the Executive make hereby amend the Employment Agreement as follows:

1. Notwithstanding any other provision of this Agreement or of any other agreement, contract or understanding heretofore or hereafter entered into by you and the Company, you shall not have any right to receive any payment or other benefit under this Agreement if such payment or benefit, taking into account all other payments to or benefits received by you, would cause any payment to you under this Agreement to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement would cause you to be considered to have received a Parachute Payment under this Agreement, then you shall have the right, in your sole discretion, to designate those payments or benefits under this Agreement which should be reduced or eliminated so as to avoid having the payment to you under this Agreement be deemed to be a Parachute Payment.

            Unless the Bank and the Executive otherwise agree in writing, any determination of the value the severance and other benefits provided for Executive under the terms of this Agreement or otherwise includable in the calculation of the Parachute Payment, shall be made in writing by the Bank's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the Executive and the Bank for all purposes. For purposes of making the calculations required by this Paragraph 1, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Bank and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Paragraph 1. The Bank shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Paragraph 1.

3. The Bank is a wholly owned subsidiary of First National Bancshares, Inc. (the "Company") and the Company has agreed to join in and be bound by the terms of the Employment Agreement as amended hereby and to guarantee all amounts due Executive under the terms of the Employment Agreement as amended hereby whether the Employment Agreement is enforceable against the Bank or not as though the Employment Agreement were entered into directly by the Company with Executive. In every instance in which the term "Bank" appears in the Employment Agreement or herein, such shall be read as, and shall mean "Bank" and/or "Company."

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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the month, day and year first above written.

                                               1st NATIONAL BANK & TRUST

/s/ Angela O'Reilly                        By: /s/ Francis I. duPont, III
----------------------------                   -------------------------------
Signature - Witness                            Its: Chairman & CEO
                                                    Representing the Full Board

                                               Dated: November 23, 2004

/s/ Angela O'Reilly                            /s/ Glen W. Fausset
----------------------------               -----------------------------------
Signature - Witness                        GLEN W. FAUSSET

                                               Dated: November 23, 2004

                                               FIRST NATIONAL BANCSHARES, INC.

/s/ Angela O'Reilly                        By: /s/ Francis I. duPont, III
----------------------------                   -------------------------------
Signature - Witness                            Its: Chairman & CEO
                                                    Representing the Full Board

                                                    Dated: November 23, 2004